CUC INTERNATIONAL INC.  ANNOUNCES SENIOR
             MANAGEMENT CHANGES IN SOFTWARE DIVISION



     Stamford,  CT  -  January 21, 1997 - CUC International  Inc.

(NYSE: CU) announced today changes in the senior management  team

of  its  software  division.   Robert Davidson,  chief  executive

officer  of  CUC  Software,  and Janice  Davidson,  president  of

Davidson  &  Associates, are stepping down from their  day-to-day responsibilities  to pursue other interests.  Mr.  Davidson  will remain a vice chairman and a member of the board of directors  of

CUC  International Inc.  Mrs. Davidson will continue to work with

CUC  in an advisory capacity for educational software development and will assist in the management transition.  Mrs. Davidson also remains on CUC's board of directors.

     Christopher McLeod, a member of the office of the  president and  executive  vice  president of CUC International  Inc.,  will

become  chief  executive officer of CUC Software.   In  this  new

role,  Mr.  McLeod will be responsible for the overall management of  the  software  division,  which includes  Davidson,  Blizzard

Entertainment, and Sierra On-Line.  In addition to running  CUC's

software   division,  Mr.  McLeod  will  oversee  the  day-to-day

operations of Davidson & Associates.  During his 13 years at CUC,

Mr.   McLeod   has  successfully  held  many  senior   management

positions, including president of CUC's Comp-U-Card division from

1988  to  1995.   Most recently, he has been in charge  of  CUC's

international division, which has experienced rapid growth during his tenure.

     Working   closely  with  Mr.  McLeod  will  be  the   senior

management  team  of  CUC  Software,  including  Michael  Brochu,

executive vice president of CUC Software and president of  Sierra

On-Line;  Allen Adham, president of Blizzard Entertainment;  Todd

Coyle,  senior  vice  president  of  consumer  products  for  CUC

Software; and Jacques Allewaert, chief financial officer  of  CUC

Software.



     The  company  also announced that Kenneth Williams,  a  vice chairman  of  CUC International,  a member of the office  of  the president  and  co-founder  of Sierra On-Line,  will  expand  his responsibilities  and  will  now  be  actively  involved  in  the

development  of CUC's interactive business.   Mr.  Williams  will

also continue to provide strategic direction for Sierra On-Line.

     Walter  A.  Forbes, chairman and chief executive officer  of

CUC  International, stated, "Bob and Jan Davidson  have  done  an

outstanding   job   building   the   Davidson   educational   and

entertainment  software franchise.  While their perspective  will be missed on a daily basis, the talented team we have in place is more than able to take advantage of our many opportunities in the software  and  interactive marketplace.  We  wish  the  Davidsons success in their pursuit of other interests."

     Mr.  Forbes  continued, "Our software division continues  to perform  well,  with  strong  gains  in  market  share  since  we completed  the acquisitions of Davidson and Sierra  On-Line  last

July.    According  to  the  most  recently  available  PC   Data

statistics,  we  have  the  number one market  position  in  both educational and entertainment software.  Our leadership  position reflects  the strength and depth of our management team  and  our talented software developers."

     The   company  also  stated  that  Mr.  McLeod's  divisional

responsibilities have been reassigned.  Robert Sarkie,  president of CUC's Entertainment Publications, Inc. subsidiary will broaden his responsibilities to include Welcome Wagon International, Inc.

and  Getko  Group, Inc. (Getting To Know You).  Anthony Menchaca,

president of the Comp-U-Card division, will assume responsibility for North American Outdoor Group, Inc.

     CUC  International  Inc.  is  a  leading  technology-driven,

membership-based  consumer services company  that  provides  more than  63.8  million  consumers  worldwide  with  access  to  home

shopping,    travel,   insurance,   automobile,   dining,    home

improvement,  lifestyle clubs, checking account enhancement,  and discount  coupon programs.  The company also provides educational and entertainment interactive media products.

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